UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1 to

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 1, 2016

BroadSoft, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34777	52-2130962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9737 Washingtonian Boulevard, Suite 350

Gaithersburg, Maryland 20878

(Address of principal executive offices)

(301) 977-9440

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On March 7, 2016, BroadSoft, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) disclosing that the Board of Directors (the “Board”) of the Company had elected Ms. Jane A. Dietze and Ms. Eva M. Sage-Gavin as directors of the Company, effective March 1, 2016. Committee assignments for Ms. Dietze and Ms. Sage-Gavin had not been determined as of the filing of the Original 8-K.

On April 28, 2016, effective immediately, the Board appointed Ms. Dietze to the Audit Committee and Ms. Sage-Gavin to the Compensation Committee, having previously determined that each satisfies the independence requirements of the NASDAQ listing rules. Ms. Dietze will replace John D. Markley, Jr. on the Audit Committee. Ms. Sage-Gavin will fill a vacancy on the Compensation Committee.

Ms. Dietze and Ms. Sage-Gavin each will be compensated for their respective committee memberships in accordance with the Company’s non-employee director compensation policy described in the “Director Compensation” section of the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 18, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADSOFT, INC.

Date: May 4, 2016	By:	/s/ Mary Ellen Seravalli
		Name:	Mary Ellen Seravalli
		Title:	Vice President and General Counsel